Exhibit 10.31

AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN HESKA

CORPORATION AND RODNEY A. LIPPINCOTT

This Amendment to Employment Agreement is dated effective as of March 1, 2015 (this "Amendment") and amends the Employment Agreement dated as of February 22, 2013 (the "Employment Agreement"), between Heska Corporation, a Delaware corporation ("Company"), and Rodney A. Lippincott ("Employee"). Unless otherwise defined in herein, all capitalized terms used herein shall have the meaning ascribed to them in the Employment Agreement.

RECITALS

Section 13 of the Employment Agreement requires the parties to modify the Employment Agreement in writing and to reference such Section, and the Employee and Company have agreed to modify the Employment Agreement to the extent set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, including Employee's continued employment with Company, the receipt and sufficiency of which are hereby acknowledged, Employee and Company hereby agree as follows:

 1. The first sentence of Section 3(a) of the Employment Agreement, which reads, "Base Salary. Heska will pay Executive an annual salary of $175,000 as compensation for Executive's services (the "Base Salary")", is deleted in its entirety and replaced with the following, "Base Salary. Heska will pay Executive an annual salary of $262,500 as compensation for Executive's services (the "Base Salary")."

2. The last sentence of Section 3(b) of the Employment Agreement, which reads, "In addition, Executive will be eligible for variable performance commissions for successful sales revenue and margin achievement, targeted, to be earned under separate schedule, from between $50,000 and $125,000." is hereby deleted in its entirety.

3. All other terms and conditions of the Employment Agreement shall remain in full force and effect. This Amendment, together with the Employment Agreement, contains all the terms and conditions agreed upon by the parties hereto regarding the subject matter hereof and thereof. All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Amendment or the Employment Agreement not expressly set forth in this Amendment or the Employment Agreement are of no force or effect.

4. Any waiver, alteration or medication of any of the terms of this Amendment or the Employment Agreement shall be valid only if made in writing and signed by the parties hereto.

5. This Amendment may be executed in counterparts, each of which shall constitute an original but all of which together shall constitute one and the same document. This Amendment, to the extent signed and delivered by facsimile or electronic means will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature Page(s) to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

HESKA CORPORATION		EMPLOYEE

By:	/s/ Kevin S. Wilson	By:	/s/ Rodney A. Lippincott
Name:	Kevin S. Wilson	Name:	Rodney A. Lippincott
Title:	Chief Executive Officer and President	Title:	Executive Vice President, Companion Animal Sales